LIBERTY-STEIN ROE FUNDS INVESTMENT TRUST

I, Joseph R. Palombo, certify that:

1. The Form N-CSR (the "Report") of Liberty-Stein Roe Funds Investment Trust (the "Fund") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.



Date:    June 24, 2003                      /s/ Joseph R. Palombo
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                                            Joseph R. Palombo, President




I, J. Kevin Connaughton, certify that:

1. The Form N-CSR (the "Report") of Liberty-Stein Roe Funds Investment Trust (the "Fund") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.



Date:    June 24, 2003                      /s/ J. Kevin Connaughton
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                                            J. Kevin Connaughton, Treasurer